EXHIBIT 10.1

                                YANUK JEANS, LLC
                                LICENSE AGREEMENT


         This Agreement entered into by and between YANUK JEANS, LLC, a California limited liability company, having its principal office at 5804 E. SLAUSON AVENUE, COMMERCE, CA 90040 ("LICENSOR") and BLUE HOLDINGS, INC., having its principal office at 5804 E. SLAUSON AVENUE, COMMERCE, CALIFORNIA 90040 ("LICENSEE") with reference to the following recitals:

         A. Licensor is the owner of certain proprietary rights identified in Exhibit D (the "Trademark") and a design patent (the "Patent"). The Trademarks and Patents are collectively referred to herein as the "Property". Licensor desires to license the "Property";

         B. Licensee wishes to use the "Property" upon and in connection with the manufacture, sale, marketing and distribution of the products described in the attached Exhibit A. The products described in the attached Exhibit A on which or in connection with which Licensee uses the "Property" shall hereinafter be referred to as "Licensed Product(s)";

         NOW, THEREFORE, in consideration of the mutual promises of this Agreement, the parties agree as follows:

         1.       GRANT OF LICENSE

                  (a) Licensor grants to Licensee, subject to the terms and conditions of this Agreement, and (subject to Section 1(b) below), the exclusive right within the Territory: (i) to use the Property upon the Licensed Products described in the attached Exhibit A and in connection with the Licensed Products' design, development, manufacture, sale, marketing and distribution to the general wholesale and retail trade; (ii) to use the brand names trademarked to Licensor to merchandise the Licensed Products; and (iii) to adopt existing styles and designs of Licensed Products presently being sold by Licensor and to design, develop, manufacture, sale, market and distribute such Licensed Products to Licensor and to Licensor's parent, affiliate and subsidiary corporations, and to the general wholesale and retail trade. Licensor reserves any rights, benefits and opportunities not expressly granted to Licensee under this Agreement.

                  (b) Licensee shall have the immediate right to use the Property in connection with the marketing, sale and distribution of the Licensed Products within those countries in which the Trademarks are presently registered or where applications for registration are pending (as more fully set forth in Exhibit C) (collectively "Registered Territory"). In the event Licensee wishes to use the Property in connection with the marketing, sale and/or distribution of the Licensed Products outside of the Registered Territory, Licensee shall request that Licensor register the Trademarks in such territory. Licensor, at its sole costs and expense, agrees to file an application for registration of the Trademarks in the requested territory within fifteen (15) days of receipt of Licensee's request, and to respond to any trademark examiner's inquiries or request for additional information within a timely manner. In the event that Licensor is unable to register a Trademark in a requested territory because of the prior existence of a pending application or registration of that Trademark in the requested


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territory which is not owned by Licensor, then Licensor shall immediately notify
Licensee in writing and such inability to register the Trademark shall not be deemed a breach of this Agreement by Licensor; provided, however, that Licensor attempted to file any such application for registration of the Trademark within fifteen (15) days of receipt of Licensee's request therefor.

         2.       TERRITORY

                  The license granted under this Agreement shall be worldwide (the "Territory").

         3.       TERM

                  The term of this Agreement (the "Term") shall begin on July 1, 2005 and end on June 30, 2015, unless sooner terminated in accordance with Paragraph 20.

         4.       ROYALTIES

                  (a) Licensee shall pay to Licensor as royalty ("Royalty" or "Royalties") a sum equal to six percent (6%) of all Net Sales of the Licensed Products. Such Royalty shall accrue when the Licensed Products are sold, distributed, billed and/or paid for whichever occurs earlier. "Net Sales" shall mean gross sales (the gross invoice amount billed customers) of the Licensed Products, less discounts, freight charges and allowances actually shown on the invoice and, further, less any bona fide returns (net of all returns actually made or allowed as supported by credit memorandum actually issued to the customers) provided such returns do not exceed ten percent (10%) of gross sales per quarterly period. Costs incurred in the manufacturing, selling, advertising and distribution of the Licensed Products shall not be deducted nor shall any deduction be allowed for any uncollectible accounts or allowances. No deductions shall be made for any discounts not reflected on the invoice(s), or commissions, for taxes, fees, assessments, impositions, payments or expenses of any kind which may be incurred or paid by Licensee in connection with the transfer of funds or royalties or with the conversion of any currency into United States dollars.

                  (b) Royalty payments shall be made by Licensee to Licensor on all Net Sales. In the event that Licensee sells any or all of the Licensed Products to any Affiliate of Licensee, including, without limitation, any individual(s), entity or entities in whole or in part controlled by Licensee, or having any relationship, contract or arrangement with Licensee with respect to any matter which affects, or is affected by, this Agreement, the invoice price used to determine Net Sales hereunder shall be the greater of either (a) the highest wholesale price that Licensee receives for such styles from independent third parties, or (b) the invoice price at which the Licensed Products are resold by such individual or entity to an unrelated customer in an arm's-length transaction.

                  (c) Licensee shall, during each Annual Period, pay to Licensor the non-refundable "Guaranteed Minimum Royalty" listed below, payable in quarterly installments within thirty (30) days after the end of each quarter.


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              "ANNUAL PERIOD"                         AMOUNT
              ---------------                         ------
              YEAR ONE                              $600,000
              YEAR TWO                              $660,000
              YEAR THREE                            $726,000
              YEAR FOUR                             $798,600
              YEAR FIVE                             $878,460
              YEAR SIX                              $966,306
              YEAR SEVEN                          $1,062,937
              YEAR EIGHT                          $1,169,230
              YEAR NINE                           $1,286,153
              YEAR TEN                            $1,414,769

                           Upon  execution  of this  Agreement,  Licensee  shall
pay Licensor One Hundred Fifty Thousand Dollars ($150,000.00) as an advance to be applied by Licensor against the first year's Guaranteed Minimum Royalty due to Licensor hereunder. If, for any reason or no reason, this Agreement is terminated prior to full application of the Advance delivered to Licensor hereunder, within ten (10) days following the termination of this Agreement, Licensor shall deliver an amount equal to the unused portion of any the Advance to Licensee. The balance of the Guarantee for the first year shall be paid in three (3) equal quarterly installments, with the first installment due for the quarter ending December 31, 2005.

                           If upon  termination  or expiration of this Agreement
the royalties paid and/or payable by Licensee to Licensor during the Annual Period is less than the Guaranteed Minimum Royalty for such Annual Period, Licensee shall pay such difference to Licensor; provided, however, if this Agreement is terminated due to Licensor's default, in addition to any rights and remedies available to Licensee, Licensee shall only be responsible for Royalties earned under Section 4(a) hereof up to the date of termination of this Agreement. Royalty payments shall be credited against the Guaranteed Minimum Royalty. In the event that during any Annual Period, the actual payments for Royalties under Section 4(a) hereof exceed the Guarantee with respect to that Annual Period, no further Guaranteed Minimum Royalty Payments need be made for such Annual Period.

                  (d) Licensor may impose a charge on all overdue payments at a rate equal to the lesser of one and one-half percent (1 1/2%) per month or the maximum rate allowed by law, without prejudice to any other rights of Licensor under this Agreement.

                  (e) All of Licensee's obligations under this Paragraph 4 shall be performed without any right of Licensee to invoke set-offs, deductions and other similar rights.

         5.       ROYALTY PAYMENT AND REPORTING

                  (a) Licensee shall pay the royalties based upon Net Sales in quarterly periods ending on the last days of March, June, September, and December. Payments shall be received by Licensor within thirty (30) days after the end of each quarterly period. At the time of payment, Licensee will also furnish Licensor on forms provided or approved by Licensor with a statement of


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Net  Sales  and  number  of units of all  Licensed  Products  sold by  territory
(whether or not subject to a royalty) during the immediately preceding quarterly period and statements of other information as the forms may require. Such statements shall be furnished to the Licensor whether or not any Licensed Products have been shipped, distributed and/or sold and whether or not actual royalties have been earned during the preceding royalty period. Royalty statements will be certified true and correct by a duly authorized officer of Licensee if Licensee is a corporation or by a principal of Licensee if Licensee is a partnership or sole proprietor. Licensee shall send all payments and statements required by this Paragraph to Licensor at the address in Paragraph
24. Neither the expiration nor the termination of this Agreement shall relieve Licensee from its royalty payment obligations.

                  (b) All amounts to be paid by Licensee to Licensor under this Agreement shall be payable in United States currency according to a method directed by Licensor (including by electronic transfer) without deduction for taxes (including withholding taxes), levies, duties, imports, commissions, expenses or charges of any kind.

                  (c) Neither the receipt nor acceptance by Licensor of any royalty payment or royalty statement shall prevent Licensor from subsequently challenging the accuracy or validity of such payment or statement.

                  (d) During the term of this Agreement and for at least two (2) years following the termination or expiration of this Agreement, Licensee shall maintain at Licensee's principal office such books and records including but not limited to production, inventory and sales records (collectively "Books and Records") as are necessary to substantiate that (i) all statements submitted to Licensor hereunder were true, complete and accurate, (ii) all royalties and other payments due Licensor hereunder shall have been paid to Licensor in accordance with the provisions of this Agreement, and (iii) no payments have been made, directly or indirectly, by or on behalf of Licensee to or for the benefit of any Licensor employee or agent who may reasonably be expected to influence Licensor's decision to enter this Agreement or the amount to be paid by Licensee under this Agreement. (As used in this Paragraph, "payment" shall include money, property, services, and all other forms of consideration.) All Books and Records shall be maintained in accordance with generally accepted accounting principles consistently applied. During the term of, and for two (2) years after the termination or expiration of this Agreement, the Books and Records shall be open to inspection, audit and copy by or on behalf of Licensor during business hours. If any such audit reveals a discrepancy between the royalties owed Licensor and the royalties Licensee paid, Licensee shall pay such discrepancy, plus interest calculated at the lesser of one and one-half percent (1 1/2%) per month or the maximum rate allowed by law. If such discrepancy is more than fifteen percent (15%), Licensee shall reimburse Licensor upon demand for the cost of such audit including any reasonable attorneys' fees in connection therewith.

         6.       MARKETING AND DISTRIBUTION

                  (a) The sale and distribution of the Licensed Products in the Territory shall be performed exclusively by Licensee or under its supervision or control. Notwithstanding the foregoing, Licensor shall be entitled to attend and participate in any meetings and/or negotiations that Licensee may have with Licensor's existing sales agents.


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                  (b)  Licensee  acknowledges  that in  order  to  preserve  the goodwill attached to the Trademark, the Licensed Products are to be sold at prices and terms reflecting the prestigious nature of the Trademark, it being understood, however, that Licensor is not empowered to fix or regulate the prices at which the Licensed Products are to be sold, either at the wholesale or retail level.

                  (c) Licensee shall maintain the high standards of the Trademark and the Licensed Products, in all advertising, packaging and promotion of the licensed Products. Licensee shall not employ or otherwise release any of such advertising or packaging or other business materials relating to any Licensed Products or bearing the Trademark, unless and until Licensee shall have received approval by Licensor. Licensee may include on it business materials an indication of the relationship of the parties hereto in a form approved by Licensor. All usage by Licensee of the Trademark, other than in embroidered form or on labels affixed to the exterior of a Licensed Product incorporated into the design of a Licensed Product, shall include the (R) trademark symbol or (TM) trademark symbol, as appropriate.

                  (d) Consistent with the high quality and prestige of the Trademark and products manufactured by, or under license from, Licensor and its affiliates, Licensee undertakes, during the Term, to diligently manufacture and sell all Licensed Products, to use its best efforts to create a demand therefore, supply such demand, and maintain adequate arrangements and facilities for the distribution of Licensed Products throughout the Territory. As an essential part of its distribution program, Licensee shall cause to be manufactured adequate quantities (consistent with good industry practice) of all Licensed Products to satisfy the requirements of its customers for a full line of such Licensed Products and to expedite the delivery thereof.

         7.       SALE OF LICENSED PRODUCTS TO LICENSOR

                  (a) Licensee agrees to sell to Licensor the Licensed Products in such quantities, as Licensor may need in connection with its wholesale and retail activities. All sales by Licensee to Licensor of Licensed Product(s) shall be on terms at least as good as those given by Licensee to any of its customers such that the Licensor can purchase the Licensed Product(s) from the Licensee at a price never to exceed the lowest price offered to any other customer of the Licensee and on such other terms that are as good as the most favorable terms given to any other customers of the Licensee.

         8.       QUALITY AND APPROVAL

                  (a)      PURPOSE OF QUALITY CONTROL.

                           It is the intent of the parties  hereto to establish,
through the performance of this Agreement, prestige and goodwill and recognition in the minds of the public with respect to the Trademark and, therefore, it is of great importance to each party that high standards and reputation be established in the Trademark and maintained in the manufacture and sale of the Licensed Products. Accordingly, all items of Licensed Products manufactured by or on behalf of the Licensee shall be of high quality and high workmanship. Neither party shall knowingly take any action which damages


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the reputation of the other party or which diminishes and/or tarnished the image and/or reputation of the Trademark.

                  (b)      DESIGN/CONCEPT APPROVAL.

                           Licensee  shall  submit  to  Licensor  for  approval,
not to be unreasonably withheld, pre-production submittals consisting of concepts, designs, line drawings or sketches and finished artwork, as the case may be, with respect to any proposed Licensed Products or promotional or packaging material relating to the Licensed Products ("Concept Submittal(s)"). Licensee shall not manufacture, sell, market or distribute any Licensed Products or any promotional or packaging material relating to the Licensed Products before obtaining Licensor's approval of Concept Submittals for each such Licensed Product. If Licensor fails to communicate its approval or disapproval of any Concept Submittal within five (5) days after receipt of Licensee's submission, Licensor shall be deemed to have disapproved such Concept Submittal.

                  (c)      PRE-PRODUCTION APPROVALS.

                           Licensee  shall  submit  to  Licensor  for  approval,
not to be unreasonably withheld, pre-production samples for any proposed Licensed Products ("Sample Submittal(s)"). Licensee shall not manufacture, sell, market or distribute any Licensed Products before obtaining Licensor's approval of the Sample Submittals for each such item. If Licensor fails to disapprove any Sample Submittal within five (5) days after receipt of Licensee's submission, Licensor shall be deemed to approve such Sample Submittal.

                  (d)      QUALITY MAINTENANCE.

                           Licensee  shall  maintain  the  same  quality  in the
Licensed Products and promotional and packaging material relating to the Licensed Products produced as in the Sample Submittals approved by Licensor. Upon commencement of manufacture and distribution of the Licensed Products and/or promotional and packaging material relating to said Licensed Products after all required approvals have been given by Licensor, Licensee shall submit, at its own cost, six (6) sets of the production samples of the Licensed Products and/or promotional and packaging material to Licensor. Licensor may require that Licensee submit to Licensor, at Licensee's cost, up to twelve (12) additional sets of production samples of the Licensed Products and/or promotional and packaging material.

                  (e)      CHANGES.

                           If during the term of this  Agreement  there is to be
any change in the Licensed Products or the promotional or packaging material relating to the Licensed Products after the approval of production samples, Licensee must comply with the provisions of Paragraph 8(b) and Paragraph 8(c) for such Licensed Product or material before its manufacture, sale, marketing or distribution.


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                  (f)      LICENSEE'S PRODUCTION FACILITIES.

                           Licensee agrees to furnish Licensor promptly with the
addresses of Licensee's production facilities for the Licensed Products and the names and addresses of the persons or entities, if any, which are manufacturing each of the Licensed Products for Licensee. Licensor shall have the right upon reasonable notice to Licensee, during regular business hours, at its own expense to inspect any production facilities where any Licensed Products are being manufactured for the purpose of enabling Licensor to determine whether Licensee is adhering to the requirements of this Agreement relating to the nature and quality of the Licensed Products and the use of the Property in connection therewith.

                  (g)      IMPERFECT, IRREGULARS OR SECOND QUALITY ITEMS.

                           Licensee  shall have the right to sell and distribute
Licensed Products which are imperfect, irregular or second quality through such outlets and in such manner as Licensee may reasonably determine; provided, however, that such products shall be limited to ten (10%) of first quality sales (measured in number of units sold), reconciled on an annual basis, and that Licensee shall remove or deface labels, tags and other packaging which bears or identifies the Property prior to the sale thereof and provided further that Licensee shall notify Licensor as to the retailers selected for the disposition of merchandise. Licensor shall have the reasonable discretion to approve the pricing of such products; provided that the royalty payable to Licensor in respect of such products shall be three percent (3%) which shall be deemed the "Royalty" for such products.

                  (h)      DAMAGED, DEFECTIVE OR NON-APPROVED ITEMS.

                           Licensee  shall not sell any items that are  damaged,
defective, or non-approved. To the extent that any such items shall exist during the Term of this Agreement, Licensee agrees that such items will be disposed of in accordance with instructions from Licensor.

         9.       OWNERSHIP OF RIGHTS

                  (a) Licensor is the sole and exclusive owner of all rights, title and interest in and to the Property.

                  (b) Licensee shall not use Licensor's name or the Property or incorporate Licensor's name or the Property in the Licensee's corporate or business name in any manner whatsoever other than as permitted hereunder.
Licensee shall not represent that it has any rights to the Property other than those expressly granted under this Agreement. Licensee shall not use and/or authorize the use, either during or after the Term of this Agreement, of any configuration, trademark, trade name or other designation confusingly similar to Licensor's name and the Property.

         10.      GOOD WILL AND PROMOTIONAL VALUE

                  (a) Licensee recognizes the value of the good will associated with the Property and acknowledges that the Property and all rights therein and the good will pertaining thereto, belong


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exclusively to Licensor.  Licensee  further  acknowledges  that the Property has acquired secondary meaning in the mind of the public. Licensee agrees that during this Agreement, or thereafter, it will not challenge or otherwise contest the title or any rights of Licensor to the Property or the validity of the License being granted.

                  (b) Licensee's use of the Property shall inure to the benefit of Licensor and that Licensee shall not, at any time, acquire any rights in the Property by virtue of any use it may make of the Property.

         11.      INFRINGEMENTS

                  Licensee shall assist Licensor in the enforcement of any rights of Licensor in the Property. Licensor may commence or prosecute any claims or actions in its own name or in the name of Licensee or join Licensee as a party thereto. Licensee shall notify Licensor in writing of any infringements by third parties of the Property, which may come to Licensee's attention. Licensor shall have sole right to determine whether any action shall be taken on account of any infringement. Licensee shall not contact the third party, make any demands or claims, institute any suit or take any other action on account of such infringements without first obtaining the prior written permission of Licensor. All costs and expenses, including attorneys' fees, incurred in connection with any suit instituted by Licensee without the consent of Licensor shall be borne solely by Licensee.

         12.      COOPERATION WITH LICENSOR

                  (a) Licensee agrees to cooperate with Licensor in the prosecution of any trademark or copyright application that Licensor may desire to file or in the conduct of any litigation relating to the Property. Licensee shall supply to Licensor such samples, containers, labels, sales information and similar material and, upon Licensor's request, shall procure evidence, give testimony and cooperate with Licensor as may reasonably be required in connection with any such application or litigation.

                  (b) With respect to all claims and actions, including actions in which Licensee is joined as a party, Licensor shall have the sole right to employ counsel of its choosing and to direct handling of the litigation and any settlement thereof. Licensor shall be entitled to receive and retain all amounts awarded as damages, profits or otherwise in connection with such actions.

         13.      TRADEMARK, PATENT AND COPYRIGHT PROTECTION

                  (a) The License is conditioned upon Licensee's complete compliance with the provisions of the trademark and copyright laws of the United States and the foreign country or countries in the licensed Territory.

                  (b) Licensor has the right but not the obligation, to obtain at its cost appropriate trademark, patent and copyright protection for the Property, the Licensed Products and/or the promotional and packaging material.


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                  (c) Licensee  shall  cooperate with Licensor in protecting the
Property. In the event that any claim or problem arises with respect to the Property in the licensed Territory, Licensee shall promptly advise Licensor in writing of such event. Licensor has no obligation to take any action whatsoever in the event that any claim or problem arises with respect to the protection of the Property. Licensor shall have the right, however, to proceed with counsel of its own choice.

                  (d) Licensee shall not at any time apply for any copyright, trademark or patent protection, which would affect Licensor's ownership of any rights in the Property nor file any documents with any governmental authority or take any other action which could affect Licensor's ownership of the Property, or aid or abet anyone else in doing so.

         14.      COMPLIANCE WITH GOVERNMENT STANDARDS

                  Licensee represents and warrants that the Licensed Products, their packaging, marketing, sales and distribution shall meet or exceed all Federal, State and local laws, ordinances, standards, regulations and guidelines pertaining to such Licensed Products or activities, including, but not limited to, those pertaining to product safety, quality, labeling and propriety. Licensee agrees that it will not package, market, sell or distribute any Licensed Products or cause or permit any Licensed Products to be packaged, marketed, sold or distributed in violation of any such Federal, State or local law, ordinance, standard, regulation or guideline.

         15.      IDENTIFICATION

                  Licensee shall place its own name or identifying mark on the Licensed Products or on their packaging in an inconspicuous manner so that Licensor can readily identify the source of the Licensed Products. Licensee shall institute an identification program for security purposes to prevent counterfeiting of the Licensed Products. Licensee shall obtain Licensor's prior written consent for use of the security product that Licensor wishes to utilize, which consent shall not be unreasonably withheld.

         16.      TRADEMARK AND COPYRIGHT OWNERSHIP AND NOTICES

                  (a) All Licensed Products and all promotional and packaging material shall contain appropriate legends, markings and/or notices as required from time to time by Licensor, to give notice to the public of Licensor's right. Unless otherwise expressly approved in writing by Licensor, each usage of the Trademarks shall be followed by the appropriate trademark notice symbol as set forth in Paragraph 6(c). Licensor will provide Licensee with the appropriate legend for each Licensed Product and/or promotional and packaging material during the approval process.

                  (b) Licensor and Licensee agree and intend that all artwork and designs created by Licensee or any other person or entity and used with the Trademarks shall be the property of Licensor, which shall be entitled to use and license to others the use of such artwork and designs subject to the provisions of this Agreement. Licensee assigns to Licensor the copyright in all artwork and designs. Licensee agrees to execute any additional documents proposed by Licensor to effectuate and confirm Licensor's sole and exclusive ownership of all copyright in and to such


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artwork  and  designs,   and  Licensee  irrevocably  appoints  Licensor  as  its
attorney-in-fact to execute any and all such documents if Licensee fails to return executed copies of such documents to Licensor within five (5) days following submission.

                  (c) Licensee shall use no other markings, legends and/or notices on or in association with the Licensed Products or on or in association with the promotional and packaging material other than the specified legend and Licensee's legend, without first obtaining Licensor's prior express written approval.

                  (d) The use of any word, name, symbol or device to identify or distinguish any of the Licensed Products shall inure to the benefit of Licensor. The use of any such word, name, symbol or device in connection with any of the Licensed Products shall be made only with Licensor's prior approval. All trademark rights in any such word, name, symbol or device shall belong to Licensor and shall be exercised by Licensee only pursuant to Licensor's prior, written approval. Paragraph 17(d) shall not apply to the words, names, symbols or devices set forth on Exhibit C.

         17.      MANUFACTURER'S AGREEMENT

                  If the Licensed Products or parts of the Licensed Products are to be manufactured for Licensee, Licensee shall, before authorizing such manufacture and before placing any orders with the proposed manufacturer, obtain Licensor's approval in the manner provided herein. Licensee shall have the proposed manufacturer sign in duplicate original an agreement identical to the attached Exhibit B ("Manufacturer's Agreement"). Licensee shall deliver the original copies of the Manufacturer's Agreement signed by Licensee and the proposed manufacturer to Licensor, and Licensee shall obtain Licensor's signature on the Manufacturer's Agreements before the manufacture of the
Licensed   Products  or  parts  of  the   Licensed   Products  by  the  proposed
manufacturer.

         18.      TERMINATION

                  (a) Without prejudice to any other rights that Licensor may have, Licensor may at any time give notice of termination effective immediately:

                           (1)  If  within  one  hundred  eighty  (180)  days of
execution of this Agreement, Licensee shall not have begun the bona fide distribution and sale of the Licensed Products in commercially reasonable quantities throughout the Territory;

                           (2) If Licensee shall fail for sixty (60) consecutive
days to continue the bona fide distribution and sale of the Licensed Products in commercially reasonable quantities throughout the Territory;

                           (3) If Licensee shall fail to timely make any payment
due hereunder or submit any statement required hereunder and such failure to pay or submit a statement is not remedied within fifteen (15) days of receipt of written notice thereof;

                           (4)  If   Licensee   shall  be   unable  to  pay  its
obligations when due, shall make
any assignment for the benefit of creditors, shall file a voluntary petition in bankruptcy, shall be adjudicated bankrupt or insolvent, shall have any receiver or trustee in bankruptcy or insolvency appointed for its business or property, or shall make an assignment for the benefit of creditors;

                           (5) If the quality in any Licensed  Products is lower
than in the approved samples referred to in Paragraph 8 and such failure to maintain the same quality in the Licensed Products as in the approved samples is not remedied within thirty (30) days of receipt of written notice thereof;

                           (6)  If  Licensee   manufactures,   sells,   markets,
distributes or uses any Licensed Products or promotional or packaging material relating to the Licensed Products without Licensor's approval as provided for by this Agreement or continues to manufacture, sell, market, distribute or use any Licensed Products or promotional or packaging material relating to the Licensed Products after receipt of notice from Licensor disapproving such items;

                           (7) If Licensee  becomes  subject to any voluntary or
involuntary order of any governmental agency involving the recall of any Licensed Products or promotional or packaging material relating to the Licensed Products because of safety, health or other hazards or risks to the public;

                           (8)  If  Licensee  breaches  any  provision  of  this
Agreement relating to the unauthorized assertion of rights in the Property;

                           (9)  If  Licensee  breaches  any  provision  of  this
Agreement prohibiting Licensee from assigning, transferring, sublicensing, delegating or otherwise encumbering this Agreement or any of its rights or obligations;

                           (10)  If   Licensee   fails  to  obtain  or  maintain
insurance coverage as required by the provisions of this Agreement;

                           (11) If Licensee  commits any material  breach of its
obligations under this Agreement or any other agreement between Licensor and Licensee.

                  (b) If reasonable grounds for insecurity arise with respect to Licensee's performance of this Agreement, Licensor may in writing demand adequate assurance of due performance. Until Licensor receives such assurance in writing, it may suspend its performance of this Agreement. If Licensor does not receive such written assurance within five (5) days after Licensee's receipt of its request thereof or within such other shorter period of time as Licensor may reasonably designate under the circumstances, the failure by Licensee to furnish such assurance will constitute a material breach, which entitles Licensor to immediately terminate this Agreement.

                  (c) Without prejudice to any other rights, which Licensee may have, Licensee may terminate this Agreement upon thirty (30) days written notice to Licensor of the occurrence of a material breach of any of the material terms, covenants, representations and/or warranties of this Agreement which breach is not remedied by Licensor to Licensee's reasonable satisfaction within such thirty (30) day notice period.

         19.      POST-TERMINATION AND EXPIRATION RIGHTS AND OBLIGATIONS

                  (a) If this Agreement is terminated for any cause under Paragraph 19(a) or (b), Licensee and Licensee's receivers, representatives, trustees, agents, administrators, successors or permitted assigns shall have no right after the effective date of termination to manufacture, sell, ship, market or distribute Licensed Products or to use any promotional and packaging material relating to the Licensed Products. Licensee's final statement and payment of royalties (and all other amounts due hereunder) including the difference, if any, between all royalties based upon Net Sales for the Annual Period and the Guaranteed Minimum Royalty for such Annual Period, shall be received by Licensor within ten (10) days after the effective date of termination. Licensee shall send all payments and statements required by Paragraph 19(a) to Licensor at the address in Paragraph 22.

                  (b) After expiration of the Term of this Agreement or the termination of this Agreement under any provision other than Paragraph 18(a) or
(b), Licensee may sell, ship, market and distribute Licensed Products which are on hand or in the process of manufacture at the date of expiration or at the time notice of termination is received for a period of one hundred eighty (180) days after the date of expiration or the date of notice of termination ("Sell-Off Period"), as the case may be, provided that the Royalties with respect to that period are paid and the appropriate statements for that period are furnished. Licensee shall make no post-termination sales to affiliates, except in the ordinary course of its business operations. For purposes of this subsection, "affiliate" shall mean (i) any entity having any relationship, contract, or arrangement with Licensee whereby Licensee has or exercises or has the power to exercise, directly or indirectly, any manner, control, direction, or restraint over the business or operations of such entity, or (ii) Licensee and such entity are subject to common or mutual control or direction by some other entity. Any Licensed Products not sold, shipped and distributed by Licensee within this one hundred eighty (180) day period must be destroyed or reprocessed so that the Property is no longer present in whole or in part on the Licensed Products or on their packaging material. Upon Licensor's request, Licensee shall provide evidence satisfactory to Licensor of such destruction or reprocessing of remaining Licensed Products or packaging material. After expiration of the Sell-Off Period, Licensee's final statement and payment of royalties including the difference, if any, between all royalties based upon Net Sales and the full Guaranteed Minimum Royalty shall be received by Licensor within ninety (90) days after expiration of the Term. Licensee shall send all payments and statements required by Paragraph 19(b) to Licensor at the address in Paragraph 22.

                  (c) After the expiration or termination of this Agreement and except as provided in Paragraph 19(b), all rights granted to Licensee under this Agreement shall forthwith revert to Licensor, and Licensee shall refrain from further use of the Property or any further reference to the Property, either directly or indirectly, or from use of any marks or designs similar to the Property in connection with the manufacture, sale, marketing or distribution of Licensee's Licensed Products. Licensee also shall turn over to Licensor all molds, silk-screens and other materials, which reproduce the Property or shall give evidence satisfactory to Licensor of their destruction. Licensee shall be responsible to Licensor for any damages caused by the unauthorized use by Licensee or by others of such molds, silk-screens or reproduction materials which are not turned over to Licensor.

                  (d) Licensee acknowledges that any breach or threatened breach of any of Licensee's covenants in this Agreement relating to the Property, including without limitation, Licensee's failure to cease the manufacture, sale, marketing or distribution of the Licensed Products or the promotional and packaging material relating to the Licensed Products at the termination or expiration of this Agreement, except as provided in Paragraph 19(b), will result in immediate and irreparable damage to Licensor and to the rights of any subsequent licensee of Licensor. Licensee acknowledges and admits that there is no adequate remedy at law for any such breach or threatened breach, and Licensee agrees that in the event of any such breach or threatened breach, Licensor shall be entitled to injunctive relief and such other relief as any court with jurisdiction may deem just and proper.

                  (e) Within twenty (20) days after expiration or notice of termination of this Agreement, as the case may be, Licensee shall deliver to Licensor a written report indicating the number and description of the Licensed Products, which it had on hand or in the process of manufacture as of the date of expiration or at the time termination notice is received. Licensor may conduct a physical inventory in order to verify such report. If Licensee fails to submit the required written report or refuses to permit Licensor to conduct such physical inventory, Licensee shall forfeit its rights under this Agreement to dispose of such inventory. In addition to such forfeiture, Licensor shall have recourse to all other available remedies.

         20.      PURCHASE OPTION

                  At any time during the Term Licensee shall have an option to purchase the Property from Licensor. Licensee shall provide written notice to Licensor of its desire to exercise the purchase option. The "PURCHASE PRICE" for the Property shall be the fair market value of the Property as of the date of exercise of the purchase option. For purposes of this Agreement, the fair market value shall be the appraised value of all of the Property, determined by qualified appraisers with regard to intellectual properties, taking into consideration such factors as "good will." In the event an impartial appraiser cannot be jointly agreed upon by both parties, then each party may hire his or her own appraiser, at Licensee's expense. If more than one appraisal is obtained and if they are within fifteen percent (15%) of each other, then the appraised value shall be the average of the two appraisals. If the difference is greater than fifteen percent (15%) and the parties are unable to mutually agree upon an appraised value, then the appraisers shall appoint an impartial appraiser (at the Licensee's expense). Once all three appraisals have been made, the one whose value is between the values of the other two appraisals shall become binding on all the parties.

         21.      INDEMNITY AND INSURANCE

                  (a) Licensee acknowledges that it will have no claims against Licensor for any damage to property or injury to persons arising out of the operation of Licensee's business. Licensee agrees to indemnify, hold harmless and defend Licensor with legal counsel acceptable to Licensor from and against all demands, claims, injuries, losses, damages, actions, suits, causes of action, proceedings, judgments, liabilities and expenses, including reasonable attorneys' fees, court costs and other legal expenses, arising out of or connected with the Licensed Products, the promotional or packaging material relating to the Licensed Products, Licensee's methods of manufacturing, marketing, selling or distributing the Licensed Products, , or any breach by Licensee of any provision of this Agreement or of any warranty made by Licensee in this Agreement. No approval by Licensor of any action by Licensee shall affect any right of Licensor to indemnification hereunder.

                  (b) Licensee shall obtain and maintain during the term of this Agreement and the one hundred eighty (180) day disposal period, if any, provided for in Paragraph 19(b), comprehensive general liability insurance coverage, including product liability insurance, naming Licensor as additional insured. Such insurance shall be underwritten by insurers satisfactory to Licensor and shall be written for limits of not less than Two Million Dollars ($2,000,000.00) each occurrence combined, for bodily injury, including death and property damage. Licensee shall furnish Licensor promptly upon the execution of this Agreement with a certificate of insurance stating thereon the limits of liability, the period of coverage, the parties insured (including Licensee and Licensor), and the insurer's agreement not to terminate or materially modify such insurance without endeavoring to notify Licensor in writing at least ten
(10) days before such termination or modification. Licensee's coverage shall be primary, and any insurance maintained by Licensor shall be in excess of, and not contributing to, the insurance provided by Licensee.

                  (c) Licensee has the responsibility to procure legally sufficient permission from the copyright owner(s) of photographs, illustrations, artwork, and recorded and published music used in conjunction with the manufacture and distribution of the Licensed Products. Licensee indemnifies and holds Licensor harmless from any and all claims made by third parties with respect to copyrighted material used by Licensee that is licensed from, or owned by, a party other than Licensor.

                  (c) The existence of the insurance coverage shall not mitigate, alter or waive the indemnity provisions of Paragraph 21(a). Licensor shall not be responsible for the payment of the premiums, charge taxes, assessments or other costs for the insurance.

         22.      REPRESENTATION, WARRANTY AND INDEMNIFICATION

                  Licensor warrants and represents that: (a) Licensor (and the officers executing on its behalf) has full right and power to enter into this Agreement; (b) neither the execution and the delivery of this Agreement, nor the license granted herein, will violate the terms of any existing Agreements to which Licensor is a party; (c) so long as this Agreement remains in effect, Licensor shall not commit any act or enter into any agreement with any third party which is inconsistent or in conflict with this Agreement; (d) the Property and any and all other materials delivered by Licensor to Licensee shall be original or under a valid license to Licensee with right to provide the exclusive License as set forth herein to Licensee; and (e) neither the execution and performance of this Agreement by Licensor nor the license granted herein, infringes, misuses, misappropriates or conflicts with the rights, including copyright, trademark and other intellectual property rights or contract rights, licensed to or from, or owned by, a party other than Licensor. Licensor shall defend, indemnify and hold harmless Licensee, its parent, affiliated companies and partners and their respective officers, directors, members, employees and agents from and against any and all liabilities, claims, obligations, suits, judgments, amounts paid in settlement, costs and expenses (including, without limitation, reasonable attorneys fees, court costs and expenses) which Licensee may incur as a result of a breach by Licensor of any its representations, warranties, covenants or undertakings as set forth in this Agreement.

         23.      NOTICES

                  Notices provided for herein shall be considered effectively given when sent by Certified Mail, in the case of Licensor, to:

                           YANUK JEANS, LLC
                           5804 E. Slauson Avenue
                           Commerce, CA 90040
                           Attn:

And, in the case of Licensee, to:

                           BLUE HOLDINGS, INC..
                           5804 E. Slauson Avenue
                           Commerce, California 90040
                           Attn: Mr. Paul Guez, President

         24.      PAYMENT AND STATEMENT ADDRESS

                  Licensee shall send payments and statements to:

                                YANUK JEANS, LLC
                             5804 E. Slauson Avenue
                               Commerce, CA 90040

         25.      ASSIGNMENT AND SUBLICENSE

                  The license granted hereunder is personal to Licensee, and Licensee shall not assign, transfer or sublicense any of its rights under this Agreement or delegate any of its obligations under this Agreement (whether voluntarily, by operation of law, change in control or otherwise) without Licensor's prior written approval, not to be unreasonably withheld. Any attempted assignments, transfer, sublicense or delegation by Licensee without such approval shall be void and a material breach of this Agreement. A change in the majority ownership or a material change in the management of Licensee shall constitute an assignment of rights under this Paragraph requiring Licensor's prior approval. Licensor is entering into this Agreement with Licensee based, in substantial part, on the unique attributes, which Licensee and its business offer, in view of Licensee's management, products and methods of operation. Subject to the foregoing, this Agreement will be binding upon, and inure to the benefit of, the parties and their respective successors and assigns.

         26.      APPROVALS

                  Any approval or consent required by this Agreement to be obtained from Licensor must be in writing and shall not be unreasonable withheld, conditioned or delayed.

         27.      COSTS AND EXPENSES

                  Each party shall bear and pay all costs and expenses arising in connection with its performance of this Agreement.

         28.      INDEPENDENT CONTRACTOR

                  Licensee is an independent contractor and not an agent, partner, joint venturer, affiliate or employee of Licensor. No fiduciary relationship exists between the parties. Neither party shall be liable for any debts, accounts, obligations or other liabilities of the other party, its agents or employees. Licensee shall have no authority to obligate or bind Licensor in any manner. Licensor has no proprietary interest in Licensee and has no interest in the business of Licensee, except to the extent expressly set forth in this Agreement.

         29.      SEVERABILITY

                  If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law or any competent governmental or other authority, the remaining provisions shall be severable and enforceable in accordance with their terms so long as this Agreement without such terms or provisions does not fail of its essential purpose or purposes. The parties will negotiate in good faith to replace any such illegal or unenforceable provision or provisions with suitable substitute provisions, which will maintain the economic purposes and intentions of this Agreement.

         30.      EXHIBITS

                  All references to "Exhibit" or "Exhibits" herein shall mean those Exhibits A through C attached to this Agreement, which Exhibits, wherever referred to herein, are hereby incorporated into this Agreement as though fully set forth herein.

         31.      SURVIVAL

                  Licensee's obligations and agreements under Paragraphs 4, 5, 8, 9, 13, and 19 shall survive the termination or expiration of this Agreement.

         32.      MISCELLANEOUS

                  (a)      CAPTIONS.

                           The captions for each  Paragraph  have been  inserted
for the sake of convenience and shall not be deemed to be binding upon the parties for the purpose of interpretation of this Agreement.

                  (b)      SCOPE AND AMENDMENT OF AGREEMENT.

                           This  Agreement   constitutes  the  entire  agreement
between the parties with respect to the subject matter of this Agreement, supersedes any and all prior and contemporaneous negotiations, understandings or agreements in regard to the license of the Property in connection with the Licensed Products is intended as a final expression of their agreement.

                  (c)      GOVERNING LAW.

                           This  Agreement  will be deemed to have been executed
in the State of California and will be construed and interpreted according to the laws of that State without regard to its conflicts of law principles or rules. The parties agree that any legal action or proceeding with respect to this Agreement shall be brought in the Superior Court for the Central District of California, Los Angeles Judicial District or, if such court does not have jurisdiction, in any court of general jurisdiction in the County of Los Angeles, California. Licensee consents to the personal jurisdiction of such courts, agrees to accept service of process by mail and hereby waives any jurisdictional or venue defenses otherwise available to it.

                  (d)      ATTORNEYS' FEES.

                           If either  party  brings  any  legal  action or other
proceeding to interpret or enforce the terms of this Agreement, or retains a collection agent to collect any amounts due under this Agreement, then the prevailing party shall be entitled to recover reasonable attorneys' fees and any other costs incurred, in addition to any other relief to which it is entitled.

                  (e)      INTERPRETATION.

                           The  parties  agree that each  party and its  counsel
have reviewed this Agreement and the normal rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

                  (f)      WAIVER.

                           The  failure of Licensor to insist in any one or more
instances upon the performance of any term, obligation or condition of this Agreement by Licensee or to exercise any right or privilege herein conferred upon Licensor shall not be construed as thereafter waiving such term, obligation, or condition, or relinquishing such right or privilege, and the acknowledged waiver or relinquishment by Licensor of any default or right shall not constitute waiver of any other default or right. No waiver shall be deemed to have been made unless expressed in writing and signed by the an authorized officer of YANUK JEANS, LLC

                  (g)      TIME OF THE ESSENCE.

                           Time  is  of  the   essence   with   respect  to  the
obligations to be performed under this Agreement.

                  (h)      RIGHTS CUMULATIVE.

                           Except as expressly  provided in this Agreement,  and
to the extent permitted by law, any remedies described in this Agreement are cumulative and not alternative to any other remedies available at law or in equity.

                  (i)      CONFIDENTIALITY

                           This  Agreement  and  contents  hereof  constitute  a
confidential business relationship between the parties. Each party acknowledges that significant damage could be done to the other one should the terms of this Agreement become public knowledge. Both parties agree that they will not reveal the terms of this Agreement to any third party (excluding agents, attorneys, representatives, manufacturers and others with whom they have legal obligation to disclose) and that they will exercise reasonable precautions to insure that neither they nor their employees or agents shall allow the terms of the agreement to become public knowledge. Prior to providing this Agreement to the manufacturer of the Licensed Products, Licensee shall redact Paragraph 4.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives on the dates indicated below.

                                            "LICENSOR"

                                            YANUK JEANS, LLC


                                            By: /s/ Paul Guez
                                                --------------------------------
                                            Name:  Paul Guez

                                            Title: CEO & Manager

                                            Date:  July 5, 2005



                                            "LICENSEE"

                                            BLUE HOLDINGS, INC.


                                            By: /s/ Elizabeth Guez
                                                --------------------------------
                                            Name:  Elizabeth Guez

                                            Title: Chief Operating Officer

                                            Date:  July 5, 2005

                                    EXHIBIT A
                                LICENSED PRODUCTS


1.       APPAREL in all categories for men and women

                                    EXHIBIT B
                            MANUFACTURER'S AGREEMENT

This Manufacturer's Agreement is made pursuant to the License Agreement between YANUK JEANS, LLC ("EPE") and the undersigned LICENSEE ("Licensee"), a copy of which is attached hereto and made a part hereof ("License Agreement"). The term of this Agreement shall begin on FIELD and end on FIELD, unless sooner terminated in accordance with Paragraph 20 of the License Agreement.

--------------------------------------------------------------------------------
Manufacturing Company Name

--------------------------------------------------------------------------------
Manufacturer Company Street Address (including, City, State, Zip, Country)

--------------------------------------------------------------------------------
Manufacturing Location Street Address (including, City, State, Zip, Country)

--------------------------------------------------------------------------------
Contact Person and Telephone and/or Fax Number

--------------------------------------------------------------------------------
List the Licensed Products you will manufacture (Attach a separate sheet, if necessary to list all of the Licensed Products you will manufacture)

Manufacturer desires to manufacture and sell to Licensee the above listed Licensed Products bearing the name, likeness and image of Elvis Presley and in and to the Trademark(s) listed in Exhibit D (herein after referred to as the "Property"). Such Licensed Products shall be manufactured only at Manufacturing Location. In consideration of EPE's approval of the manufacture by Manufacturer of any Article listed in Exhibit A of the License Agreement bearing the Property, the parties agree as follows:

Manufacturer acknowledges the validity of and EPE's sole title to the Property. Manufacturer agrees that its right to manufacture Licensed Products with the Property thereon is in all respects subject to the terms and conditions in the License Agreement, including, but not limited to, the termination provisions and restrictions on the use of the Property. Manufacturer agrees that the provisions of the License Agreement shall take precedence over and supersede any agreements between Licensee and Manufacturer. Manufacturer shall sell Licensed Products with the Property thereon only to Licensee. Manufacturer agrees that its manufacture of Licensed Products shall give Manufacturer no right to use the Property or to sell Licensed Products bearing the Property beyond the expiration or termination of the License Agreement. If Licensee's right to use the Property expires or terminates, Manufacturer agrees to make no claim against YANUK JEANS, LLC for any reason.

YANUK JEANS, LLC                             MANUFACTURER

By:                                          By:
    --------------------------------             -------------------------------

Title:                                       Title
      ------------------------------                ----------------------------

Date:                                        Date:
       -----------------------------                ----------------------------

(LICENSEE NAME FIELD)

By:
     -------------------------------

Title:
        ----------------------------

Date:
       -----------------------------

FIELD

                                    EXHIBIT C
             TRADEMARKS AND THEIR RESPECTIVE REGISTRATION NUMBERS AS
           WELL AS THE COUNTRIES IN WHICH SUCH MARKS ARE REGISTERED OR
                WHERE APPLICATIONS FOR REGISTRATION ARE PENDING.


TRADEMARK REGISTRATIONS

United States                               2,867,990

Japan                                       4781166

PENDING TRADEMARK APPLICATIONS

Canada

Madrid Protocol
(Antigua and Barbuda, Armenia, Netherlands Antilles, Austria, Australia, Benelux, Belarus, Switzerland, China, Cuba, Cyprus, Czech Republic, Germany,
Denmark, Spain, Finland, France, United Kingdom, Georgia, Greece, Croatia, Hungary, Ireland, Iceland, Italy, Republic of Korea, Lichenstein, Lithuania, Monaco, Republic of Moldova, Former Yugoslav Republic of Macedonia, Mongolia, Norway, Poland, Portugal, Romania, Russian Federation, Sweden, Singapore, Slovenia, Slovakia, Turkmenistan, Turkey, Ukraine, and Serbia and Montenegro.

New Zealand

PATENT REGISTRATIONS

Japan                                       1242022


PATENTS PENDING

United States                               29/182,927

European Union                              000100789


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